As filed with the Securities and Exchange Commission on May 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOSTON PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2473675
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Prudential Center

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

BOSTON PROPERTIES, INC. 1999 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Owen D. Thomas

Chairman of the Board and Chief Executive Officer

Boston Properties, Inc.

Prudential Center

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199

(617) 236-3300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ettore A. Santucci William T. Goldberg Caitlin R. Tompkins Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Eric G. Kevorkian, Esq. Senior Vice President, Chief Legal Officer and Secretary Boston Properties, Inc. Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199 (617) 236-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Boston Properties, Inc., a Delaware corporation (the “Registrant” or “BXP”), to register the offer and sale of an additional 250,000 newly authorized shares of common stock, par value $0.01 per share (the “Common Stock”), of the Registrant that may be issued pursuant to the Boston Properties, Inc. 1999 Non-Qualified Employee Stock Purchase Plan, as amended (the “Plan”).

The Registrant previously registered 250,000 shares of Common Stock that may be offered under the Plan pursuant to a Registration Statement on  Form S-8 (File No. 333-70321) filed with the Securities and Exchange Commission (the “SEC”) on January 8, 1999 (the “Original Filing”). The contents of the Original Filing, as updated by the information set forth below, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participants in the Plan in accordance with Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 promulgated under the Securities Act and the requirements of Part I of Form S-8, such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

The following documents filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	BXP’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 27, 2024;

•	BXP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 10, 2024;

•	BXP’s Current Report on Form 8-K filed on May 24, 2024; and

•

The description of BXP’s common stock contained in its Registration Statement on Form 8-A, filed on June 12, 1997, as updated by Exhibit 4.2 to BXP’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 25, 2022, including any amendments and reports filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by BXP with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The certificate of incorporation of BXP contains a provision permitted by the Delaware General Corporation Law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision also provides that if the Delaware General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of BXP shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. This provision does not alter a director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, including an injunction or rescission, for breach of fiduciary duty.

The Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the Delaware General Corporation Law shall not be deemed exclusive of any indemnification right under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Delaware General Corporation Law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against these persons for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and, in the case of a criminal proceeding, provided each person had no reasonable cause to believe his or her conduct was unlawful. The Delaware General Corporation Law does not allow indemnification of directors in the case of an action by or in the right of a corporation unless the directors successfully defend the action or indemnification is ordered by the court.

The by-laws of BXP provide that its directors and officers will be, and, in the discretion of the board of directors of BXP, non-officer employees may be, indemnified to the fullest extent authorized by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of BXP. The by-laws of BXP also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders, or otherwise.

BXP has entered into indemnification agreements with each of the directors and some of the officers of BXP. The indemnification agreements require, among other things, that BXP indemnify the directors and officers of BXP to the fullest extent permitted by law and, advance to the directors and officers of BXP all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, BXP must also indemnify and advance all expenses incurred by the directors and officers of BXP seeking to enforce their rights under the indemnification agreements and may cover the directors and officers of BXP under their directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to the directors and officers of BXP that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or stockholders to eliminate the rights it provides.

These provisions could reduce the legal remedies available to BXP and its stockholders against these individuals. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BXP pursuant to the foregoing provisions, BXP has been informed that in the opinion of the staff of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Boston Properties, Inc. (incorporated by reference to Exhibit 3.1 to Boston Properties, Inc.’s Form 10-Q filed on August 14, 1997).

4.2	Amended and Restated Certificate of Designations of Series E Junior Participating Cumulative Preferred Stock of Boston Properties, Inc. (incorporated by reference to Exhibit 3.1 to Boston Properties, Inc.’s Current Report on Form 8-K filed on June 18, 2007).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Boston Properties, Inc. (incorporated by reference to Exhibit 3.1 to Boston Properties, Inc’s Current Report on Form 8-K filed on May 20, 2010).

4.4	Certificate of Designations of 92,000 shares of 5.25% Series B Cumulative Redeemable Preferred Stock of Boston Properties, Inc. (incorporated by reference to Exhibit 3.3 to Boston Properties, Inc.’s Registration Statement on Form 8-A filed on March 22, 2013).

4.5	Third Amended and Restated By-laws of Boston Properties, Inc. (incorporated by reference to Exhibit 3.1 to Boston Properties, Inc.’s Current Report on Form 8-K filed on May 19, 2016).

4.6	Amendment No. 1 to the Third Amended and Restated By-laws of Boston Properties, Inc. (incorporated by reference to Exhibit 3.1 to Boston Properties, Inc.’s Current Report on Form 8-K filed on March 24, 2020).

*5.1	Legal opinion from Goodwin Procter LLP.

*23.1	Consent of Price water house Coopers LLP, Independent Registered Public Accounting firm for Boston Properties, Inc.

*23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

*23.3	Power of attorney (included on the signature page to this Registration Statement).

99.1	Boston Properties, Inc. 1999 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.59 to Boston Properties, Inc.’s Annual Report on Form 10-K filed on March 15, 2005).

Exhibit Number	Description

99.2	First Amendment to the Boston Properties, Inc. 1999 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.60 to Boston Properties, Inc.’s Annual Report on Form 10-K filed on March 15, 2005).

99.3	Second Amendment to the Boston Properties, Inc. 1999 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.61 to Boston Properties, Inc.’s Annual Report on Form 10-K filed on March 15, 2005).

99.4	Third Amendment to the Boston Properties, Inc. 1999 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Boston Properties, Inc.’s Quarterly Report on Form 10-Q filed on August 6, 2021).

99.5	Fourth Amendment to the Boston Properties, Inc. 1999 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to Boston Properties, Inc.’s Current Report on Form 8-K filed on May 24, 2024).

*107	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 24th day of May, 2024.

BOSTON PROPERTIES, INC.

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Owen D. Thomas, Douglas T. Linde and Michael E. LaBelle as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Boston Properties, Inc.

Signature	Title	Date
/s/ Owen D. Thomas Owen D. Thomas	Chairman of the Board, Chief Executive Officer and Principal Executive Officer	May 24, 2024

/s/ Douglas T. Linde Douglas T. Linde	President and Director	May 24, 2024

/s/ Bruce W. Duncan Bruce W. Duncan	Director	May 24, 2024

/s/ Carol B. Einiger Carol B. Einiger	Director	May 24, 2024

/s/ Diane J. Hoskins Diane J. Hoskins	Director	May 24, 2024

/s/ Mary E. Kipp Mary E. Kipp	Director	May 24, 2024

/s/ Joel I. Klein Joel I. Klein	Director	May 24, 2024

/s/ Matthew J. Lustig Matthew J. Lustig	Director	May 24, 2024

/s/ Timothy J. Naughton Timothy J. Naughton	Director	May 24, 2024

/s/ William H. Walton, III William H. Walton, III	Director	May 24, 2024

/s/ Derek A. (Tony) West Derek A. (Tony) West	Director	May 24, 2024

/s/ Michael E. LaBelle Michael E. LaBelle	Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer	May 24, 2024

/s/ Michael R. Walsh Michael R. Walsh	Senior Vice President, Chief Accounting Officer and Principal Accounting Officer	May 24, 2024